As adopted by the Board of Directors on December 28, 2005

BYLAWS

OF

JORDAN 1 HOLDINGS COMPANY

(a Delaware Corporation)

ARTICLE I.

Offices

Section 1. Registered Office. The registered office of the Corporation shall be established and maintained at the office of Corporation Service Company, in the City of Wilmington, in the County of New Castle, in the State of Delaware, and said corporation shall be the registered agent of the Corporation in charge thereof.
Section 2. Other Offices. The Corporation may have other offices, either within or outside the State of Delaware, at such place or places as the Board of Directors may from time to time determine or the business of the Corporation may require.

The Corporation shall have a corporate seal which shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words "Corporate Seal, Delaware," and may use the same by causing it or a facsimile thereof be impressed or affixed or in any other manner reproduced upon any paper or document.

ARTICLE III.

Meetings of Stockholders.

Section 1. Place of Meetings. All meetings of the stockholders, commencing with the year 2005, shall be held at such place within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of such meeting or in a duly executed waiver of notice thereof.

Section 2. Annual Meetings. Annual meetings of stockholders shall be held on the second Tuesday in May, if not a legal holiday, or if a legal holiday, then on the next secular day following, at 10:00 a.m. (local time at the place of such meeting), or at such other date and time as shall be designated by the Board of Directors, at which the stockholders shall elect a Board of Directors. Any other proper business, notice of which was given in the notice of the meeting, may be transacted at the annual meetings.

Section 3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President and shall be called by the President or the Secretary at the direction of a majority of the entire Board of Directors or at the request in writing of stockholders owning fifty-one per centum (51%) of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice.

Section 4. Notices. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called. The written notice of any meeting shall be given not less than ten {10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.

Section 5. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present or represented by proxy at any meeting, shall constitute a quorum of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or presented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement of the time and place of the adjourned meeting at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 6. Required Vote. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question properly brought before such meeting, unless the question is one which by express provision of the statutes or of the Certificate of Incorporation or these By-Laws a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 7. Voting and Proxies. Each stockholder shall be entitled to one vote in person or by proxy for each share of capital stock having voting power held by such stockholder.

Except as otherwise required by applicable law, a proxy shall be valid only for the meeting for which it is given or solicited and any adjournment or adjournments thereof. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

Section 8. Voting Lists. The Secretary shall have charge of the stock ledger and shall prepare and make, or cause to be prepared and made, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which . place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this Section 8 or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 9. Written Consents of Stockholders. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 10. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors, may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten {10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

If no record date is fixed: (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (b) the record date for

-determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; (c) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

.ARTICLE IV.
Directors.

Section 1. Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, except as otherwise provided by statute or by the Certificate of Incorporation.

Section 2. Number. The Board of Directors of the Corporation shall consist of seven directors. The first Board of Directors shall consist of three directors. Thereafter, within the limits above specified, the number of directors shall be determined by resolution of the Board of Directors.

Section 3. Election and Term of Office. Directors shall be elected at the annual meeting of stockholders, except as provided . in Sections 4, 5, and 6 of this Article. Each director shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.

Section 4. Vacancies. Vacancies in the Board of Directors (including vacancies arising from the removal of directors) and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and any director so elected shall hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of share shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

Section 5. Removal. At any special meeting of the stockholders, duly called as provided in these By-Laws, any director may, by the affirmative vote of the holders of a im jority of all the shares of stock outstanding and entitled to vote for the election of directors, be removed from office, either with or without cause, and his or her successor may be elected at such meeting or the remaining directors may, to the extent vacancies are not filled by such election, fill any vacancy or vacancies created by such removal.

Section 6. Resignations. Unless otherwise provided in the Certificate of Incorporation or these By-Laws, when one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the Board including those directors who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this Article for the filling of other vacancies.

Section 7. Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the newly elected Board. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board. Special meetings of the Board of Directors may be called by the President on two days' notice to each director, either personally or by telecopier or telegram, or. on seven days' notice to each director by mail; special meetings shall be called by the President or Secretary in like manner and ' on'like notice on the written request of a majority of the directors then in office. Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 8. Quorum. At all meetings of the Board of Directors a majority of the whole Board shall constitute a quorum for the transaction of business. Unless otherwise provided by the Certificate of Incorporation or these By-Laws or by statute, the vote of the majority of the directors present at a meeting at 'which a quorum is present shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

Section 9. Written Consents. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 10. Compensation. The Board of Directors shall have authority to fix the compensation of directors:

ARTICLE V.

Officers, etc.

Section 1. Officers. The officers of the Corporation shall be a Chief Executive Officer, a President, a Secretary and a Chief Financial Officer or Treasurer_ The Corporation may also have, at the discretion of the Board of Directors, a Chairman, one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V. One person may hold two or more offices, except that the Presi-dent may not hold the office of Secretary.

Section 2. Election. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article V, shall be ' chosen annually by the newly-elected Board of Directors, and each shall hold his or her office for the term prescribed by the Board of Directors and until his or•her successor is elected and qualified or until his or her earlier resignation or removal.

Section 3. Subordinate Officers, Etc. The Board of Directors may appoint such other officers as the business of the Corporation may require, each of whom shall hold office for such term, have such authority and perform such duties as are provided in these By-Laws or as the Board of Directors may from tFine to time determine.

Section 4. Removal and Resignation. Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board of Directors, or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

Any officer may resign at any time by giving written notice to the Board of Directors, or the President or Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the same manner prescribed in these By-Laws for regular appointments to such office.

Section 6. Chairman of the Board_ The Chairman of the Board, if one is elected, shall preside at all meetings of stockholders and at all meetings of the Board of Directors, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 7. President. The President shall be the Chief Executive Officer of the Corporation, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He or she shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 8. Vice President. The Vice President, or if there be more than one, the Vice Presidents in the order determined by the Board of Directors (oi if there be no such determination, then in the order of their election), in the absence of the President or in the event of his or her inability or refusal to act, shall perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 10. Secretary and Assistant Secretaries. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and shall record all the proceedings of such meetings in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors or the President. He or she shall have custody of the corporate seal of the Corporation; he or she, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it; and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.

The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 11. Chief Financial Officer or Treasurer and Assistant Treasurers. The Chief Financial Officer or Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the. Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Chief Financial Officer or Treasurer, as the case may be, and of the financial condition of the Corporation.

If required by the Board of Directors, he or she shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

The Assistant Treasurer, or if there be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Chief Financial Officer or Treasurer, as the case may be, or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of such officer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 12. Salaries of Officers and Agents. The salaries of the officers and agents of the Corporation shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salaries by reason of the fact that he or she is`or was a director of the Corporation.

ARTICLE VI.

Committees of Directors.

The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Any such committee, to the extent provided in the resolution of the Board of Directors, or in these By-Laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending these By-Laws; and, unless the resolution, By-Laws, or Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

ARTICLE VII.

Stock Certificates.

Section 1. Form. Every holder of stock on the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman of the Board, or the President or a Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation certifying the number of shares owned by him or her in the Corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he, she or it were such officer, transfer agent or registrar at the date of issue.

Section 2. Lost Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 3. Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 4. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VIII.

General Provisions.

Section 1. Dividends. The Board of Directors, at any regular or special meeting thereof, subject to any restrictions contained in the Certificate of Incorporation, may declare and pay dividends upon the shares of the Corporation's capital stock either (1) out of its surplus, as defined in and computed in accordance with Sections 154, 242, and 244 of the General Corporation Law of the State of Delaware, or (2) in case there shall be no such surplus, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. If the capital of the Corporation, computed in accordance with Sections 154, 242, and 244 of the General Corporation Law of the State of Delaware, shall have been diminished by depreciation in the value of its property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, the Board of Directors of the Corporation shall not declare and pay out of such net profits any dividends upon any shares of any classes of its capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired. Dividends may be paid in cash, in property, or in shares of the Corporation's capital stock, in the case of shares with par value at par, and in the case of shares without par value at such price as may be fixed by the Board of Directors. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 2. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 3. Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

ARTICLE IX.

Amendment of By-Laws.

These By-Laws may be altered or repealed at any annual meeting of the stockholders, or at any special meeting of the stockholders if notice of such alteration or repeal be contained in the notice of such special meeting, by a vote of the holders of a majority of the outstanding stock of the Corporation entitled to vote, or (except as otherwise expressly provided in a By-Law adopted by the stockholders) at any valid meeting of the Board of Directors by a vote of a majority of the whole Board.

ARTICLE X. Notices.

Section 1. How Given. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

Section 2. Waiver of Notice. Whenever notice is required to be given under any provision of the General Corporation Law of the State of Delaware or of the Certificate of Incorporation or these By-Laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless specifically so required by the Certificate of Incorporation or these By-Laws.

ARTICLE XI.

Limitation of Liability

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for' any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this Article IX by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE XII.

Indemnification.

Each director and officer of the Corporation shall be indemnified to the fullest extent now or hereafter permitted by law in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Without limiting the generality of the foregoing, the Corporation shall indemnify each person within the scope of the foregoing to the extent to which it is given the power to do so by Section 145 of the General

Corporation Law of the State of Delaware as in effect on the effective date of these By-Laws or as thereafter amended.